Exhibit 99.1

Investor Contact: Berkman Associates (310) 826 - 5051 info@BerkmanAssociates.com	Company Contact: Alan Magerman, Chairman (760) 477 - 8900 xenonics@xenonics.com

Xenonics Common Stock to Trade on
OTC Bulletin Board and OTCQB Marketplace
Beginning On September 27, 2010

CARLSBAD, CALIFORNIA — September 27, 2010 — XENONICS HOLDINGS, INC. (OTC BB: XNNH) announced today that the Company’s common stock has been delisted from NYSE Amex (the “Exchange”). The Company’s common stock will be traded on the over-the-counter market and quoted on the OTC Bulletin Board and OTCQBTM Marketplace (www.otcmarkets.com) beginning today, September 27, 2010 under the symbol “XNNH”.

As previously announced, on July 30, 2010 the Company received notice from the Exchange that the Company failed to regain compliance with continued listing standards and, accordingly, the Company’s securities were subject to delisting proceedings. In accordance with the Company Guide, Xenonics appealed the Staff Determination by requesting a hearing before a Listing Qualifications Panel. This appeal was denied after a hearing held on September 14, 2010.

About Xenonics
Xenonics Holdings, Inc. develops and produces advanced, lightweight and compact ultra-high-intensity illumination and low-light vision products for military, law enforcement, public safety, and commercial and private sector applications. Xenonics’ NightHunter line of illumination products is used by every branch of the U.S. Armed Forces as well as law enforcement and security agencies. Its SuperVision high-definition night vision is designed for commercial and military applications. Employing patented technologies, Xenonics provides innovative solutions for customers who must see farther so they can do their jobs better and safer. Xenonics’ products represent the next generation in small, high intensity, high efficiency illumination and low-light vision systems. Visit Xenonics on the web at www.xenonics.com.

Forward-Looking Statements
Except for the historical statements, statements in this release may constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements reflect management’s current views with respect to future events and financial performance and are subject to risks and uncertainties, and actual results may differ materially from the outcomes contained in any forward-looking statement. Factors that could cause these forward-looking statements to differ from actual results include delays in development, marketing or sales of new products, and other risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. Xenonics Holdings undertakes no obligation to update or revise any forward-looking statements.

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3186 Lionshead Avenue, Carlsbad, CA 92010
(760) 477-8900 fax (760) 477-8896 www.xenonics.com email xenonics@xenonics.com